UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.  )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TERAWULF INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

TERAWULF INC.
9 Federal Street
Easton, MD 21601
SUPPLEMENT TO PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2025

The following information supplements and amends the proxy statement of TeraWulf Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on March 26, 2025 (the “Proxy Statement”) and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2025 Annual Meeting of Stockholders of the Company to be held on May 5, 2025 and any adjournment or postponement thereof.
The Company is filing this supplement to the Proxy Statement (this “Supplement”) to amend as follows the description in the Proxy Statement of the voting standard and treatment of abstentions and broker non-votes applicable to Proposal No. 4, related to the approval of an amendment to the 2021 Omnibus Incentive Plan to increase the number of available shares thereunder (the “Omnibus Incentive Plan Amendment”):
    On page 4 of the Proxy Statement, replace the question “What matters are considered “routine” and “non-routine”?” and the related response with the below:
What matters are considered “routine” and “non-routine”?
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal No. 3) is considered “routine.” The election of directors (Proposal No. 1), the non-binding, advisory vote to approve the compensation of our named executive officers (Proposal No. 2) and the Omnibus Incentive Plan Amendment (Proposal No. 4) are considered “non-routine.”
    On pages 4-5 of the Proxy Statement, under the question “What is the voting requirement to approve each of the proposals?”, replace the last paragraph in the response to that question, with the below:
Proposal No. 4: Omnibus Incentive Plan Amendment. The approval of the Omnibus Incentive Plan to increase the number of available shares requires the affirmative vote of the majority of voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.
    On page 50 of the Proxy Statement, replace the section starting with “Vote Required and Recommendation of the Board” with the below:
Vote Required and Recommendation of the Board
Approval of this proposal requires the affirmative vote of the majority of voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Except as described above, this Supplement does not modify, amend, supplement, or otherwise affect the Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting and should be read in conjunction with the Proxy Statement.
If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to page 3 in the Proxy Statement under the heading “Can I change my vote or revoke my proxy?” for instructions on how to do so.

The date of this Supplement is April 18, 2025.